UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2021

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 18, 2021, the Board of Directors of Calavo Growers, Inc. (the “Company”) determined as part of Project Uno, a previously announced profit improvement program, that the Company will discontinue its Renaissance Food Group’s food processing operations at its Green Cove Springs (near Jacksonville), Florida facility by mid to late November 2021. The Company’s Fresh (avocado) operations at the facility will continue and are not affected. The closure will result in a reduction of approximately 150 employees. The Company, through its Renaissance Food Group, will continue to serve its customers from its other food processing locations and is committed to providing a smooth transition for customers and employees.

In connection with the discontinuation of these food processing operations, the Company estimates that total restructuring and related asset impairment charges will be approximately $16 million on a pre-tax basis. This amount includes asset impairment charges related to lease abandonment, leasehold improvements, and retirement of machinery & equipment of approximately $15 million as well as future cash expenditures estimated at $1 million, including $0.4 million associated with severance and benefits. Actual amounts may vary based on a number of factors. The Company is assessing subleasing the former RFG facility, which if successful will offset the costs mentioned above.

The Company expects to recognize substantially all of these charges during the fourth quarter of fiscal 2021.

Item 2.06 Material Impairments.

The information contained in Item 2.05 is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the discontinuation of Renaissance Food Group’s food processing operations at its Green Cove Springs (near Jacksonville), Florida facility and its impact on employees, assets, customers, and the Company’s results of operations, financial statements and financial condition as well as the Company’s future plans for production facilities. These forward-looking statements are based on current expectations that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include those risks and uncertainties described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on December 21, 2020, and other risks and uncertainties described from time to time in the Company’s other public filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements based on new developments or changes to the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
October 21, 2021

	By:	/s/ Steve Hollister
Steve Hollister
Interim Chief Executive Officer

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